UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Red Rock Gathering Acquisition
On March 18, 2014, Summit Midstream Partners, LP ("SMLP" or the "Partnership") closed its acquisition of Red Rock Gathering Company, LLC ("Red Rock Gathering"). SMLP acquired Red Rock Gathering from Summit Midstream Partners Holdings, LLC ("SMP Holdings") for aggregate consideration of $305.0 million, subject to customary working capital adjustments (the "Red Rock Acquisition"). The Red Rock Acquisition was financed with the net proceeds from SMLP’s primary equity offering of 5.3 million common units and borrowings under SMLP’s revolving credit facility.
Red Rock Gathering was formed by Summit Midstream Partners, LLC to hold certain natural gas gathering assets that serve exploration and production customers in the Piceance Basin (the “Red Rock Gathering system”). Red Rock Gathering is a natural gas gathering and processing system located in the Piceance Basin in western Colorado and eastern Utah with approximately 1,480 miles of low-pressure and high-pressure pipeline, 54,000 horsepower of compression and two processing plants with 50 MMcf/d of processing capacity. The system gathers and processes natural gas, primarily under fee-based contracts, for more than 55 producer customers. Natural gas on the Red Rock Gathering system interconnects with downstream pipelines serving Enterprise Products Partners L.P.’s (“Enterprise”) Meeker Natural Gas Processing Plant, Williams Partners L.P.’s Northwest Pipeline system, and Kinder Morgan Energy Partners L.P.’s TransColorado Pipeline system. Processed natural gas liquids from the Red Rock Gathering system are injected into Enterprise’s Mid-America Pipeline system.
Red Rock Gathering’s largest customers include subsidiaries of WPX Energy, Inc., Encana Corporation, Noble Energy, Inc., Black Hills Corporation, Piceance Energy LLC, and Ursa Resources Group II LLC. For the year ended December 31, 2013, volume throughput on the Red Rock Gathering system averaged 148 MMcf/d and more than 80.0% of its revenue was generated from fee-based services.
SMP Holdings owns a 56.8% limited partner interest in SMLP and a 100% ownership interest in Summit Midstream GP, LLC, the general partner of SMLP (the “General Partner”). The terms of the Red Rock Acquisition were approved by the board of directors of the General Partner and by the board’s conflicts committee, which consists entirely of independent directors. The conflicts committee engaged Evercore Partners to act as its independent financial advisor and to render a fairness opinion, and Akin Gump Strauss Hauer & Feld, LLP acted as its legal advisor.
A copy of the press release announcing the Red Rock Acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On March 18, 2014, SMLP issued a press release announcing the completion of the Red Rock Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(a) — (b) Financial statements of businesses acquired; Pro forma financial information.
Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Partnership will amend this filing on or before June 1, 2014 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Summit Midstream Partners, LP, dated as of March 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: March 21, 2014	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Summit Midstream Partners, LP, dated as of March 18, 2014

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